Exhibit 3.39

Form 207 (revised 5/01)	[SEAL] Certificate of Limited Partnership Pursuant to Article 6132a-1	This space reserved for office use.
Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $750		FILED In the Office of the Secretary of State of Texas JUL 29 2003 Corporations Section

1. Name of Limited Partnership

The name of the limited partnership is as set forth below:

KIMBALL HILL CHADWICK FARMS LIMITED PARTNERSHIP

The name must contain the words “Limited Partnership,” or “Limited,” or the abbreviation “L.P.,” or “Ltd.” as the last words or letters of its name. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

2. Principal Office

The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:

Address: 5999 NEW WILKE ROAD, SUITE 504
City	State	Zip Code	Country

ROLLING MEADOWS	ILLINOIS	60008	USA

3. Registered Agent and Registered Office (Select and complete either A or B, then complete C.)

☐ A. The initial registered agent is a corporation by the name set forth below:
OR			CT Corporation System
☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:
First Name	Middle Initial	Last Name	Suffix
C. The business address of the registered agent and the registered office address is:
Street Address c/o 350 North St. Paul Street	City Dallas	TX	Zip Code 75201

4. General Partner Information

The name, mailing address, and the street address of the business or residence of each general partner is as follows:
General Partner 1
Legal Entity: The general partner is a legal entity named:

KIMBALL HILL HOMES DALLAS, L.P.
Individual: The general partner is an individual whose name is set forth below:
First Name	M.I.	Last Name	Suffix

MAILING ADDRESS OF GENERAL PARTNER 1
Mailing Address 1422 W. MAIN #206	City LEWISVILLE	State TX	Zip Code 75067

STREET ADDRESS OF GENERAL PARTNER 1
Street Address	City	State	Zip Code
General Partner 2
Legal Entity: The general partner is a legal entity named:

Individual: The general partner is an individual whose name is set forth below:
Partner 2–First Name	M.I.	Last Name	Suffix
MAILING ADDRESS OF GENERAL PARTNER 2
Mailing Address	City	State	Zip Code
STREET ADDRESS OF GENERAL PARTNER 2
Street Address	City	State	Zip Code

5. Supplemental Information

Text Area: [The attached addendum are incorporated herein by reference.]

Effective Date of Filing

☒ A. This document will become effective when the document is filed by the secretary of state.
OR
☐ B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.
Name		Name

KIMBALL HILL HOMES DALLAS OPERATIONS, L.L.C.,		its sole general partner

By:	/s/ David K. Hill
David K. Hill, its Manager
Signature of General Partner 1		Signature of General Partner 2